UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2016

Pacholder High Yield Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

811-05639	31-1251983
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(877) 217-9502

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2016, Pacholder High Yield Fund, Inc. (the “Fund”) entered into a credit facility (the “Credit Facility”) with Pershing LLC (“Pershing”) as lender. The Credit Facility provides for borrowings in an aggregate principal amount of up to $50,000,000. The Credit Facility allows the Fund to borrow, repay and reborrow amounts thereunder from time to time, with each borrowing terminable upon 180 days’ notice by the Fund or Pershing. In order to secure the loans available under the Credit Facility, the Fund will pledge a portfolio of U.S. corporate investment grade and high-yield bonds as collateral. Loans made under the Credit Facility will accrue interest at a rate equal to the one-month LIBOR offered rate plus 75 basis points. In addition, the Fund will be subject to a minimum balance fee equal to the one-month LIBOR offered rate plus 60 basis points if the amount outstanding under the Credit Facility is less than 80% of the maximum amount permitted to be borrowed under the Credit Facility. The minimum balance fee will be applied to the difference between 80% of the maximum amount permitted to be borrowed under the Credit Facility and the amount outstanding.

The Credit Facility contains certain representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default, or pending or threatened litigation. The Credit Facility requires compliance with certain covenants, including certain minimum margin requirements, retention of the Fund’s net asset value (as defined in the Credit Facility) above specified threshold levels, limitations on the incurrence of additional liens and limitations on the ability of the Fund to sell, lease or otherwise transfer all or any substantial part of its assets to any other entity, with certain exceptions.

The Fund expects to use borrowings under the Credit Facility to purchase shares tendered in the tender offer (the “Tender Offer”) for up to 100% of the outstanding shares of the Fund’s Auction Rate Cumulative Preferred Stock, Series W (the “Preferred Shares”) at a price equal to 95.5% of the liquidation preference of $25,000 (or $23,875 per share), plus any unpaid accrued dividends. Borrowings under the Credit Facility may also be used to buy, carry or trade in securities or an investment contract security.

The foregoing description of the Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On April 5, 2016, the Fund issued a press release announcing the entry by the Fund into the Credit Facility and that, as a result, the Financing Condition (as such term is defined in the Fund’s Offer to Purchase dated March 11, 2016 with respect to its Tender Offer to purchase up to 100% of its outstanding Preferred Shares) has been satisfied. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

10.1	Credit Facility dated April 5, 2016

99.1	Press Release dated April 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacholder High Yield Fund, Inc.

By:	/s/ Laura Del Prato
Name:	Laura Del Prato
Title:	Treasurer and Principal Financial Officer

Date: April 5, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Facility dated April 5, 2016

99.1	Press Release dated April 5, 2016